TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                        Touchstone Variable Insurance Trust
                                           Income Opportunity Portfolio



 Name of Issuer:                                     Doe Run Resources

Name of Security:                           Doe Run Resources 11.25%
 due 3/15/05, cusip#256582AA5
-----------------

Years of Issuers Operations:                                  25 years

Date of Purchase:                                    03/06/98

Number of Units Purchased:                  500,000

Price Per Unit:                                      $100.00

Total Price Paid:                                    $500,000.00

Portfolio Assets on Trade Date:                      $30,394,184

 % Gross Underwriting Spread:                        2.5%

Underwriting Type:                                   Firm

 Total Offering:                                     200,000,000

25% of Offering:                                     50,000,000 Par value
3% of Total Assets:                                  $911,825.52

Underwriter from whom Portfolio purchased: Donaldson, Lufkin & Jenrette Securities Corporation

                                                     BT Alex. Brown

                                                     UBS Securities

Broker from whom Portfolio purchased:                Bankers Trust